UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ^ )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HURON CONSULTING GROUP INC.

(Name of registrant as specified in its charter)

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(Name of person(s) filing proxy statement, if other than the registrant)

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HURON CONSULTING GROUP INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Huron Consulting Group Inc. (the “Company”), dated March 26, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on May 8, 2020 at 11:00 a.m. Central Time. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 17, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS SUPPLEMENT, ALL INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 8, 2020

Dear Stockholders,

In response to the public health impact of the COVID-19 pandemic, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed. As previously announced, the Annual Meeting will be held on Friday, May 8, 2020 at 11:00 a.m. Central Time; however, in light of public health concerns regarding COVID-19, the Annual Meeting has been changed from an in-person meeting to a virtual-only meeting via live audio webcast. You will not be able to attend the Annual Meeting in person.

To access the Annual Meeting, please go to: http://www.meetingcenter.io/206572523. You will be required to enter your control number and the meeting password, HURN2020, to be deemed present and to have the ability to vote during the Annual Meeting. Your control number can be found on your proxy card or notice, or the email you previously received.

Stockholders of record as of the close of business on March 11, 2020, the record date, or their legal proxy holders are entitled to participate in the Annual Meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Computershare Requests. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time three days prior to the meeting. You will receive a confirmation email from Computershare of your registration. Such requests for registration should be directed to Computershare by email by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com.

Whether or not you plan to attend the Annual Meeting, the Company encourages you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy materials that have been previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors

/s/ Ernest W. Torain, Jr.

Ernest W. Torain, Jr.

Executive Vice President, General

Counsel and Corporate Secretary

April 17, 2020

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder Meeting to be

Held on May 8, 2020

The Proxy Statement and Annual Report to Stockholders are

available at www.edocumentview.com/HURN

NEWS FOR IMMEDIATE RELEASE	MEDIA CONTACT Allie Bovis
312-212-6714
abovis@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
Investor@huronconsultinggroup.com

Huron Announces Virtual Annual Meeting

CHICAGO—Apr. 17, 2020—Global professional services firm Huron (NASDAQ: HURN) today announced that its Annual Meeting of Stockholders (the “Annual Meeting”) will be held exclusively in a virtual meeting format at the previously announced date and time of May 8, 2020 at 11:00 a.m. Central Time. In response to the public health impact of the COVID-19 pandemic, the Annual Meeting will be conducted via live audio webcast, and stockholders will no longer be able to attend in person.

Stockholders of record as of the close of business on March 11, 2020 or their legal proxy holders are entitled to participate in the Annual Meeting here. Stockholders will be required to enter their control number and the meeting password, HURN2020, to be deemed present and to have the ability to vote during the Annual Meeting. Stockholder control numbers can be found on each stockholders’ proxy card or notice, or via the email previously received.

The Company encourages eligible stockholders to vote on the proposals included in the proxy prior to the Annual Meeting using the instructions provided in the previously distributed proxy statement. The proxy materials that have been previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

ABOUT HURON

Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

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